UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2014

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, New York (Address of principal executive offices)	10022 (Zip Code)

(212) 559-1000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.

Current Report on Form 8-K

Item 8.01 Other Events.

On November 12, 2014, Citigroup Inc. announced that it had entered into settlements with the U.K. Financial Conduct Authority (FCA), the Office of the U.S. Comptroller of the Currency (OCC) and the U.S. Commodity Futures Trading Commission (CFTC) to settle ongoing investigations into Citi’s foreign exchange business. Under the terms of the settlements, Citi will pay a total of approximately $1.018 billion and agreed to further enhance the control framework governing its foreign exchange business. The payments include approximately $358 million to the FCA, $350 million to the OCC and $310 million to the CFTC. These payments are covered by Citi’s existing legal reserves as of the third quarter 2014. As previously disclosed, several additional regulatory agencies and enforcement bodies are conducting investigations and making inquiries into Citi’s foreign exchange business (for additional information, see Citi’s Third Quarter of 2014 Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on October 30, 2014).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: November 12, 2014
	By:	/s/ Rohan Weerasinghe
Rohan Weerasinghe
General Counsel and Corporate Secretary

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